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                                 EXHIBIT 10.14
                  CORPORATE TRADENAME AND TRADEMARK AGREEMENT

    This Agreement is made and entered into this 7th day of May, 1998.

                                    between

    E.I. du Pont de Nemours and Company, a company organized and existing under the laws of the State of Delaware, and having its principal place of business at 1007 Market Street, Wilmington, Delaware, 19898 (hereinafter referred to as "DuPont" or "Licensor");

                                      and

    DuPont Photomasks, Inc., a company organized and existing under the laws of the State of Delaware, and having its principal place of business at 131 Old Settlers Boulevard, Round Rock, Texas 78664 (hereinafter referred to as "DPI" or "Licensee") of the other party.

    In consideration of the mutual promises and covenants contained herein, the parties have agreed as follows:

        WHEREAS, Licensor is the sole and exclusive owner of the trademark DuPont in Oval, and has registered said trademark; and

        WHEREAS, Licensee has requested permission to use said trademark as part of its corporate logotype and in connection with the sale of Licensee's products manufactured by it and Licensor is willing to grant Licensee use of said trademark on the terms and conditions hereinafter set forth; and

        WHEREAS, Licensee desires to use the tradename "DuPont" as a part of its corporate name or the terms and conditions hereinafter set forth.

ARTICLE 1. DEFINITIONS

    (a) Licensee's Corporate Name" shall mean the tradename "DuPont Photomasks, Inc." or the substantial equivalent thereof.

    (b) "Affiliated Company" shall mean any corporation which is affiliated with the Licensee through the ownership by the Licensee or a subsidiary of the Licensee of at least 51% (or in the case of DuPont Photomasks Taiwan, Ltd. Down to 40%) of the stock/equity shares entitled to vote for the election of directors of such corporation.

ARTICLE 2. CORPORATE TRADENAME

    2.1. The Licensor hereby grants to the Licensee, and the Licensee hereby accepts the non-assignable and non-exclusive license to use the tradename "DuPont" as part of the Licensee's Corporate Name, or as part of the Corporate name of an Affiliated Company.

    2.2. Licensor hereby grants to Licensee and to its affiliated Companies the non-exclusive and non-transferable right to use the trademark DuPont in Oval as part of its corporate logotype and for the sale of Licensee's products manufactured by it, subject to the following limitations:

        (a) Licensor reserves the right as owner of said trademark to specify the manner of its use by Licensee in its company logotype and in labeling, advertising and sales promotion material.

        (b) Licensee hereby acknowledges the validity of Licensor's trademark and Licensor's exclusive ownership of said trademark. Licensee shall not use or take any action with respect to the licensed trademark to prejudice or infringe Licensor's rights thereto.

        (c) Licensee shall not sublicense use of said trademark without the written approval of Licensor, and, except for those rights expressly granted herein, hereby waives all right, title and interest to said trademark as a licensed user thereof.
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ARTICLE 3. ASSIGNMENT

    The Licensee shall not assign or otherwise transfer this Agreement or any interest arising therefrom without the previous consent in writing of the Licensor. The Licensor shall have the right to assign or transfer any or all its rights or obligations hereunder to any of its subsidiaries or affiliates.

ARTICLE 4. LICENSEE'S COVENANTS

    (a) The Licensee recognizes the title of the Licensor to the tradename "DuPont" and hereby covenants that it shall not at any time do or suffer to be done any act or thing which will in any way impair the rights of the Licensor in this regard. It is understood that the Licensee shall not acquire and shall not claim any right by virtue of this agreement or through its use of the tradename "DuPont". The Licensee further undertakes that it shall not authorize, assist or knowingly allow -the use of the tradename "DuPont" by any third party except by Licensee's customers or Licensee's agents, representatives or contractors in conjunction with marketing, selling or distributing Licensee's products. The covenant foregoing shall survive the termination of this Agreement for a period of three (3) years thereafter.

    (b) The Licensee undertakes to bring to the notice of the Licensor all cases or potential cases of infringement or passing off of the tradename "DuPont" or registration or attempted registration of the tradename "DuPont" or of any corporate name, trademark or tradename similar thereto of which Licensee has knowledge. In the event of the Licensor undertaking any opposition to or any action to restrain or punish such act or acts, the Licensee agrees to cooperate fully with the Licensor. If required by the Licensor, the Licensee shall permit the Licensor to undertake such opposition or action in the name of the Licensee. The Licensee shall have no right to prosecute any claim against any alleged infringer, or to participate in any -litigation against such alleged infringer.

    (c) In the event of any claim or litigation by a third party alleging that said trademark imitates or infringes a trademark or tradename of such party or is invalid, Licensee shall promptly serve notice of such claim or litigation to Licensor and Licensor shall assume responsibility for and control of the handling, defense or settlement thereof, including assuming all costs thereof, and shall use its best efforts to defend the trademark.

ARTICLE 5. TERMINATION

    5.1 The Licensor shall have the right to terminate this Agreement upon the occurrence of any or all of the following events upon 90 days prior written notice to the Licensee:

        (a) If the Licensee shall attempt or purport to assign or otherwise sell, transfer or encumber this Agreement, without the written consent of the Licensor;

        (b) If the Licensee uses the tradename "DuPont" otherwise than under the terms of this Agreement.

        (c) If the Licensor ceases to be the largest shareholder of common stock of the Licensee.

    5.2 After January 1, 2008, the Licensor shall have the right to terminate this Agreement, without giving any reason whatsoever, upon 90 days prior written notice to the Licensee.

    5.3 Licensee has the right to terminate this agreement in whole or in part at any time upon ninety (90) days prior written notice to Licensor.

    5.4 Subject to Article 5.1 and 5.2, if the Licensor and/or its affiliates cease to hold 20% of the total outstanding common stock of the Licensee, then Licensor may terminate this Agreement upon two (2) years prior written notice.

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ARTICLE 6. POST TERMINATION

    Upon termination of this Agreement, for any reason whatsoever, the Licensee shall within 90 days after demand of the Licensor:

        (a) proceed forthwith to change its tradename so that the word "DuPont" shall be omitted therefrom;

        (b) cease to use the word "DuPont" or any word similar thereto as, or as part of, its corporate name or in any other manner whatsoever; and

        (c) cease to use the Licensor's trademarks licensed herein.

ARTICLE 7. WAIVER

    No waiver by either party of any breach or series of breaches or defaults in performance by the other party, and no failure, refusal or neglect to exercise any right, power or option given to either party hereunder or to insist upon strict compliance with or performance of the obligations under this Agreement, shall constitute a waiver of the provisions of this Agreement with respect to any subsequent breach thereof or a waiver by such party of its right at any time thereafter to require exact and strict compliance with the provisions hereof.

ARTICLE 8. NO OBLIGATION

    This agreement does not, in any way, require Licensee to use the trademark DuPont in Oval or the DuPont tradename in straight line form for any time period, but confers upon the Licensee a License for the right to use such marks under the terms of this License Agreement.

ARTICLE 9. GOVERNING LAW

    This Agreement shall be construed and interpreted in accordance with the laws of Delaware.

ARTICLE 10. MISCELLANEOUS

    10.1 Licensee shall use the trademarks only upon and in connection with such products as are approved by DuPont.

    10.2 With respect to products manufactured by or for Licensee and intended to be sold bearing the trademarks, Dupont shall have the right from time to time through duly authorized representatives to inspect and test such products to determine uniform quality and compliance with quality standards provide by DuPont.

    10.3 Licensee shall hold DuPont harmless from any and all losses, costs and liability (including, without limitation, attorney's fees, settlements, judgements, and arbitration awards) from or for injury to any person or damage to any property arising from the manufacture, sale, transportation, storage or use of products manufactured by or for it which bear the trademarks licensed hereunder.

    10.4 This agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

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    IN WITNESS WHEREOF, this Agreement has been executed by the parties on the day and year first above written.

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
On behalf of                                     On behalf of
E. I. DU PONT DE NEMOURS AND COMPANY             DUPONT PHOTOMASKS, INC.
By:  John C. Sargent                             By:  John Lynn
Title:  Vice President & Treasurer               Title:  Executive Vice President & General
                                                         Counsel
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